EXHIBIT 4.2



                             STOCK OPTION AGREEMENT
                          (NON-STATUTORY STOCK OPTION)


                  This STOCK OPTION AGREEMENT (this "OPTION AGREEMENT") is made and entered into as of the 15th day of October, 2001, by and between BIOSOURCE INTERNATIONAL, INC. (the "COMPANY"), and Leonard M. Hendrickson ("OPTIONEE").

                  The Board of Directors of the Company (the "BOARD") has authorized the grant to Optionee of a non-statutory stock option to purchase shares of the Company's Common Stock, par value $0.001 per share (the "COMMON STOCK"), upon the terms and subject to the conditions set forth in this Agreement.

                  The Company and Optionee agree as follows:

                  1.       Grant of Option.

                  The Company hereby grants to Optionee the right and option (the "OPTION"), upon the terms and subject to the conditions set forth in this Agreement, to purchase up to 280,000 shares of the Common Stock (the "SHARES"), at an Option Exercise Price (the "EXERCISE PRICE") of $5.19 per share.

                  2.       Term of Option.

                  The Option shall terminate and expire on the date (the "OPTION EXPIRATION DATE") which is ten years from the date of this Option Agreement, unless sooner terminated as provided herein.

                  3.       Vesting.

                  The Option shall become exercisable as follows: 1/4 of the Shares underlying the Option shall vest on the first anniversary of this Option Agreement, and the remaining Shares underlying the Option shall vest as to 1/48th of the full amount of such Shares on the last day of each month thereafter until fully vested. Notwithstanding the foregoing, if Optionsee's employment with the Company under and pursuant to that certain Executive Employment Agreement, dated September 24, 2001 (the "EMPLOYMENT AGREEMENT") is terminated pursuant to Section 2(f) of the Employment Agreement, all then unvested Shares underlying the Option shall immediately vest, as of the date of such termination; provided, that if the event giving rise to such termination is one of the events described in clause (ii) or (iv) of the definition of a "change of control" set forth in Section 2(f) of the Employment Agreement, and the Company offers the position of Chief Executive Officer to Optionee following such event and continues this Option or causes this Option to be assumed or reissued under substantially similar terms by a successor entity, then the remaining unvested Shares underlying the Options shall continue to vest in accordance with the original vesting schedule, not withstanding such change of control.



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                  4.       Exercise of Option.

                  There is no obligation to exercise the Option, in whole or in part. The Option may be exercised, in whole or in part, only by delivery to the Company of:

                           (a)      written notice of exercise in form and sub-
stance identical to Exhibit "A" attached to this Option Agreement stating the number of shares of Common Stock then being purchased (the "PURCHASED SHARES"); and

                           (b)      payment of the Exercise Price of the
Purchased Shares, either in cash, by check, or by transfer to the Company of issued and outstanding shares of Common Stock, or by any combination of the above methods of payment. If payment is made, in whole or in part, by transfer to the Company of issued and outstanding shares of Common Stock, the value of such shares shall be determined as follows: (i) if, at the time of payment, the Common Stock is traded on the National Market System or any national or regional stock exchange, the value of each share shall be the closing sale price of a share of Common Stock on the business day immediately preceding the payment or, if no sale was made on that date, on the most recent date when such a sale was made, as reported on the composite tape for securities transactions or similar source for reporting sales of the Common Stock; (ii) if, at the time of payment, quotations with respect to the Common Stock are made on the NASDAQ System, the value of each share shall be the average of the closing bid and asked quotations of a share of Common Stock on the business day immediately preceding the payment or, if no quotations were made on that date, on the most recent date when such quotations were made; or (iii) if, at the time of payment, neither (i) nor (ii) above is applicable, the value of each share shall be the fair market value of each share, as determined by the Board or the Compensation Committee thereof.

                  Following receipt of the notice and payment referred to above, the Company shall issue and deliver to Optionee a stock certificate or stock certificates evidencing the Purchased Shares; provided, however, that the Company shall not be obligated to issue a fraction or fractions of a share of its Common Stock, and may pay to Optionee, in cash or by check, the fair market value of any fraction or fractions of a share exercised by Optionee, which fair market value shall be determined as set forth in the preceding paragraph.

                  5.       Restrictions on Purchased Shares.

                  Optionee shall not sell, transfer (with or without consideration), assign, pledge, hypothecate or otherwise dispose of (collectively, "TRANSFER") any of the Purchased Shares unless and until all of the following have occurred:

                           (a)      The Purchased Shares are disposed of
pursuant to and in conformity with an effective registration statement filed with the Securities and Exchange Commission (the "COMMISSION") pursuant to the Securities Act of 1933, as amended (the "ACT"), or the proposed disposition will not result in a violation of the securities laws of any state of the United States; and

                           (b)      If requested by the Company, Optionee shall,
prior to the transfer of such Purchased Shares, deliver to the Company a written opinion of counsel, satisfactory to the Company and its counsel, that the proposed disposition will comply with the requirements set forth in clause (a) above, in which case, the Company shall bear all reasonable costs of such counsel in preparing such opinion.

                  Any attempted Transfer which is not in full compliance with this Paragraph 5 shall be null and void ab initio, and of no force or effect.


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                  6.       Adjustments upon Recapitalization.

                  Subject to any required action by the stockholders of the
Company:

                           (a)      If outstanding shares of the Common Stock
shall be subdivided into a greater number of shares of the Common Stock, or a dividend in Shares of Common Stock or other securities of the Company convertible into or exchangeable for shares of the Common Stock (in which latter event the number of shares of Common Stock issuable upon the conversion or exchange of such securities shall be deemed to have been distributed) shall be paid in respect of the shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately reduced, and conversely, if the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased.

                           (b)      In the event the Company at any time, or
from time to time, shall make or issue, or fix a record date for the determination of holders of shares of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock then and in each such event, provision shall be made so that the holder of the Option shall receive upon exercise thereof, in addition to the number of shares receivable thereupon, the amount of securities of the Company which he would have received had his or her Option been exercised on the date of such event and had thereafter, during the period from the date of such event to and including the date of exercise, retained such securities receivable by him or her as aforesaid during such period, giving application to all adjustments called for during such period under this Paragraph 6 with respect to the rights of the holder of the Option.

                           (c)      When any adjustment is required to be made
in the Exercise Price, the number of Shares purchasable upon the exercise of the Option shall be adjusted to that number of Shares determined by (i) multiplying an amount equal to the number of Shares purchasable on the exercise of the Option immediately prior to such adjustment by the Exercise Price in effect immediately prior to such adjustment, and then (ii) dividing that product by the Exercise Price in effect immediately after such adjustment.

                           (d)      In case of any capital reorganization, any
reclassification of the Common Stock (other than a change in par value or recapitalization described in Paragraph 6(a) or 6(b) of this Agreement), or the consolidation of the Company with, or a sale of substantially all of the assets of the Company to (which sale is followed by a liquidation or dissolution of the Company), or merger of the Company with, another person where, in each such case, the Company is the "surviving corporation," as defined in Paragraph 6(j) below, Optionee shall thereafter be entitled upon exercise of the Option to purchase the kind and number of shares of stock or other securities or property of the surviving corporation receivable upon such event by a holder of the number of shares of the Common Stock which the Option entitles Optionee to purchase from the Company immediately prior to such event; and in any such case, appropriate adjustment shall be made in the application of the provisions set forth in this Agreement with respect to Optionee's rights and interests thereafter, to the end that the provisions set forth in this Agreement (including the specified changes and other adjustments to the Exercise Price) shall thereafter be applicable in relation to any shares or other property thereafter purchasable upon exercise of the Option.



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                           (e)      A consolidation of the Company with, or a
sale of substantially all of the assets of the Company to (which sale is followed by a liquidation or dissolution of the Company), or the Merger of the Company with, any other person (other than a consolidation, sale or merger in which the Company is the "surviving corporation," as defined in Paragraph 6(j) below) shall cause the Option to terminate on the Effective Date of such consolidation, sale or merger; provided, however, that the Optionee shall have the right during a ten day period ending on the fifth day prior to such consolidation, sale or merger to exercise the Option, in whole or in part, but subject to the vesting provisions set forth in Paragraph 3 of this Option Agreement; but any exercise of the Option which except for the provisions of this Paragraph 6(e) would not then be exercisable, shall be conditioned upon the actual occurrence of such consolidation, sale or merger, and if such consolidation, sale of merger is abandoned or otherwise does not occur, for any reason, the Optionee's exercise of the Option during such ten day period shall be null and void, and of no force and effect; provided, further, that if such consolidation, sale or merger is to be consummated, in whole or in part, by the tender of Common Stock to the Surviving Corporation, the Optionee hereby agrees to tender the Shares issued upon exercise of his or her Option to the Surviving Corporation, if so directed by the Board, and to vote such Shares for or against such consolidation, sale or merger, as directed by the Board. For purposes of this Paragraph 6(e) and subject to the previous sentence, any exercise of the Option by Optionee pursuant to this Paragraph 6 shall be deemed to occur immediately prior to the consummation of such consolidation, sale or merger.

                           (f)      If the Company is dissolved or liquidated
then the Option shall terminate on the effective date of such dissolution or liquidation; provided, however, the Optionee shall have the right during a ten day period ending on the fifth day prior to such dissolution or liquidation to exercise this Option in whole or in part, but subject to the vesting provisions set forth in Paragraph 3 of this Agreement; but the exercise of the Option which except for the provisions of this Paragraph 6(f) would not then be exercisable, shall be conditioned upon the actual occurrence of such dissolution or liquidation, and if such dissolution or liquidation were not to occur, the Optionee's exercise of the Option during such ten day period shall be null and void, and of no force and effect. For purposes of the this Paragraph 6(f) and subject to the previous sentence, any exercise of the Option by Optionee pursuant to this Paragraph 6(f) shall be deemed to occur immediately prior the consummation of such dissolution or liquidation.

                           (g)      To the extent that the foregoing adjustments
relate to stock or securities of the Company, such adjustments shall be made by the Board or Compensation Committee thereof , and its determination shall be final, binding and conclusive.

                           (h)      The provisions of this Paragraph 6 are
intended to be exclusive, and Optionee shall have no other rights upon the occurrence of any of the events described in this Paragraph 6.

                           (i)      The grant of the Option shall not affect in
any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure, or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

                           (j)      The determination as to which party is the
"surviving corporation" in a consolidation, sale or merger shall be made on the basis of the relative equity interests of the stockholders in the corporation existing after the consolidation, sale or merger, as follows: If following any consolidation, sale or merger the holders of outstanding voting securities of the Company prior to the consolidation, sale or merger own equity securities possessing more than 50% of the voting power of the corporation existing after the consolidation, sale or merger, then for purposes of this Agreement, the Company shall be the surviving corporation. In all other cases, the Company shall not be the surviving corporation. In making the determination of ownership by the stockholders of a corporation, immediately


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after a consolidation, sale or merger, of securities pursuant to this Paragraph
6(j), securities which they owned immediately prior to such consolidation, sale or merger as stockholders of another party to the transaction shall be disregarded.

                  7.       Waiver of Rights To Purchase Stock.

                  By signing this Agreement, Optionee acknowledges and agrees that neither the Company nor any other person or entity is under any oral obligation to sell or transfer to Optionee any option or equity security of the Company. By signing this Agreement, Optionee specifically waives all rights which he may have had prior to the date of this Agreement under any oral agreement or promise by the Company to receive any option or equity security of the Company.

                  8.       Investment Intent.

                  Optionee represents and agrees that if he exercises the Option in whole or in part, he will acquire the Shares upon such exercise for the purpose of investment and not with a view to the distribution of such Shares, and that upon each exercise of the Option he will furnish to the Company a written statement to such effect.

                  9.       Legend on Stock Certificates.

                  Optionee agrees that the Company may place on each certificate representing the Purchased Shares the following legend:

                  THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), HAVE BEEN TAKEN FOR INVESTMENT, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE ACT AND THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION THEREUNDER.

                  10.      No Rights as Stockholder.

                  Optionee shall have no rights as a stockholder with respect to the Shares until the date of the issuance to Optionee of a stock certificate or stock certificates evidencing such Shares. Except as may be provided in Paragraph 6 of this Agreement, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

                  11.      Modification.

                  The Board or the Compensation Committee thereof may modify, extend or renew the Option or accept the surrender of, and authorize the grant of a new option in substitution for, the Option (to the extent not previously exercised).

                  12.      Withholding.

                           (a)      The Company shall be entitled to require as
a condition of delivery of any Purchased Shares upon exercise of any Option that the Optionee agree to remit, at the time of such delivery or at such later date as the Company may determine, an amount sufficient to satisfy all federal, state and


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local withholding tax requirements relating thereto, and Optionee agrees to take such other action required by the Company to satisfy such withholding requirements.

                           (b)      With the consent of the Board or the
Compensation Committee thereof, and in accordance with any rules and procedures from time to time adopted by the Board or the Compensation Committee thereof, Optionee may elect to satisfy his or her obligations under Paragraph 12(a) above by (i) directing the Company to withhold a portion of the Shares otherwise deliverable (or to tender back to the Company a portion of the Shares issued where the Optionee (a "SECTION 16(B) RECIPIENT") is required to report the ownership of the Shares pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and has not made an election under Section 83(b) of the Code (a "WITHHOLDING RIGHT")); or (ii) tendering other shares of the Common Stock of the Company which are already owned by Optionee which in all cases have a fair market value (as determined in accordance with the provisions of Paragraph 4(b) hereof) on the date as of which the amount of tax to be withheld is determined (the "TAX DATE") equal to the amount of taxes to be paid by such method.

                           (c)      To exercise a Withholding Right, the
Optionee must follow the election procedures set forth below, together with such additional procedures and conditions set forth in this Option Agreement or otherwise adopted by the Board or the Compensation Committee thereof:

                                    (A)     the Optionee must deliver to the
Company his or her written notice of election (the "ELECTION") and specify whether all or a stated percentage of the applicable taxes will be paid in accordance with Paragraph 12(b) above and whether the amount so paid shall be made in accordance with the "flat" withholding rates for supplemental wages or as determined in accordance with Optionee's form W-4 (or comparable state or local form);

                                    (B)     unless disapproved by the Board or
the Compensation Committee thereof as provided in Subsection (iii) below, the Election once made will be irrevocable; and

                                    (C)     no Election is valid unless the
Board or the Compensation Committee thereof has the right and power, in its sole discretion, with or without cause or reason therefor, to consent to the Election, to refuse to consent to the Election, or to disapprove the Election; and if the Board or the Compensation Committee thereof has not consented to the Election on or prior to the Tax Date, the Election will be deemed approved.

                                    (D)     If the Optionee on the date of
delivery of the Election to the Company is a Section 16(b) Recipient, the following additional provisions will apply:

                                            (i)      the Election cannot be made
during the six calendar month period commencing with the date of grant of the Withholding Right (even if the Option to which such Withholding Right relates has been granted prior to such date); and

                                            (ii)     the Election must be made
any day six calendar months or more prior to the Tax Date.

                  13.      Character of Option.

                  The Option is intended to constitute a non-statutory stock option and does not constitute an "incentive stock option" as that term is defined in Section 422 of the Code.



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                  14.      General Provisions.

                           (a)      Further Assurances.   Optionee shall
promptly take all actions and execute all documents requested by the Company which the Company deems to be reasonably necessary to effectuate the terms and intent of this Option Agreement.

                           (b)      Notices.   All notices, requests, demands
and other communications under this Option Agreement shall be in writing and shall be given to the parties hereto as follows:

                                    (i)     If to the Company, to:

                                            BIOSOURCE INTERNATIONAL, INC.
                                            542 Flynn Road
                                            Camarillo, California 93012

                                    (ii)    If to Optionee, to the address set
                                            forth in the records of the Company,

or at such other address or addresses as may have been furnished by such either party in writing to the other party hereto. Any such notice, request, demand or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mail by first-class certified mail, return receipt requested, postage prepaid, addressed as aforesaid, or (ii) if given by any other means, when delivered at the address specified in this subparagraph
(b).

                           (c)      Transfer of Rights under this Option
Agreement. The Company may at any time transfer and assign its rights and dele-gate its obligations under this Option Agreement to any other person, corporation, firm or entity, including its officers, directors and stockholders, with or without consideration.

                           (d)      Option Non-Transferable.   Optionee may not
sell, transfer, assign or otherwise dispose of the Option except by will or the laws of descent and distribution, and only Optionee may exercise the Option during his or her lifetime.

                           (e)      Successors and Assigns.   Except to the
extent specifically limited by the terms and provisions of this Option Agreement, this Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

                           (f)      Governing Law.  This Option Agreement shall
be governed by and construed in accordance with the laws of the State of California applicable to contracts made in, and to be performed within, that State.

                           (g)      Attorneys' Fees.   In the event that any
action, suit or other proceeding is instituted upon any breach of this Option Agreement, the prevailing party shall be paid by the other party thereto an amount equal to all of the prevailing party's costs and expenses, including attorneys' fees incurred in each and every such action, suit or proceeding (including any and all appeals or petitions therefrom). As used in this Option Agreement, "attorneys' fees" shall mean the full and actual cost of any legal services actually performed in connection with the matter involved calculated on the basis of the usual fee charged by the attorney per-forming such services and shall not be limited to "reasonable attorneys' fees" as defined in any statute or rule of court.


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                           (h)      Miscellaneous.   Titles and captions
contained in this Option Agreement are inserted for convenience of reference only and do not constitute a part of this Option Agreement for any other purpose. Except as specifically provided herein, neither this Option Agreement nor any right pursuant hereto or interest herein shall be assignable by any of the parties hereto without the prior written consent of the other party hereto.

         IN WITNESS WHEREOF, the parties hereto have entered into and executed this Option Agreement as of the date set forth below.


DATED:  October 15, 2001



                             BIOSOURCE INTERNATIONAL, INC.



                             By:  _____________________________________
                                  Charles Best, Chief Financial Officer


                             OPTIONEE


                             -----------------------------------
                             Leonard M. Hendrickson


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                                   EXHIBIT "A"

                               NOTICE OF EXERCISE

                 (To be signed only upon exercise of the Option)

TO:  BIOSOURCE INTERNATIONAL, INC.


                  The undersigned, the holder of the enclosed Stock Option Agreement (Non-Statutory Stock Option), hereby irrevocably elects to exercise the purchase rights represented by the Option and to purchase there-under ____________* shares of Common Stock of BIOSOURCE INTERNATIONAL, INC. (the "COMPANY"), and herewith encloses payment of $______ and/or __________ shares of the Company's Common Stock in full payment of the purchase price of such shares being purchased.

Dated: ____________, 200_.



                                            ------------------------------
                                            Leonard M. Hendrickson

                                            ------------------------------
                                            (Address)

         * Insert here the number of shares called for on the face of the Option (or, in the case of a partial exercise, the number of shares being exercised), in either case without making any adjustment for additional Common Stock of the Company, other securities or property which, pursuant to the adjustment provisions of the Option, may be deliverable upon exercise.